UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 26, 2024

 CHEWY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)
(786) 320-7111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2024, Chewy, Inc. (the “Company”) entered into an agreement (the “Stock Repurchase Agreement”) with Buddy Chester Sub LLC (the “Seller”), an entity affiliated with funds advised by BC Partners Advisors LP (“BC Partners”), to repurchase an aggregate of 17,550,000 shares of Class A common stock, par value $0.01 per share (the “Seller Shares”) from the Seller, at a price per share of $28.49, resulting in an aggregate repurchase price of approximately $500 million (the “Stock Repurchase”). The Stock Repurchase Agreement contains customary representations, warranties and covenants of the parties. The Stock Repurchase is expected to close by June 27, 2024. The Seller Shares will be cancelled and retired upon completion of the Stock Repurchase.

A special committee of the Board of Directors of the Company (the “Board”), consisting solely of independent and disinterested directors not affiliated with BC Partners or the Seller, pursuant to authority delegated to it by the Board, approved the Stock Repurchase Agreement. The Board acting on the recommendation of the special committee approved the Stock Repurchase without utilizing capacity under the Company's existing share repurchase program.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Stock Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference. For more information on BC Partners’ relationship to the Company, please refer to the Company’s Definitive Proxy Statement filed on May 24, 2024.

Item 7.01 Regulation FD Disclosure.

On June 26, 2024, the Company issued a press release announcing that the Board authorized the Stock Repurchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to our ability to close the Stock Repurchase. You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current assumptions, expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2024, our subsequent quarterly reports, and elsewhere in our filings with the Securities and Exchange Commission (“SEC”). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Current Report on Form 8-K. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this Current Report on Form 8-K relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Repurchase Agreement, dated June 26, 2024 by and between Chewy, Inc. and Buddy Chester Sub LLC.
99.1	Press Release dated June 26, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

Date:	June 27, 2024	By:	/s/ Da-Wai Hu
Da-Wai Hu
General Counsel and Secretary